EXHIBIT 10.1

3/08/94

                      TERMINATION AGREEMENT


         This Termination Agreement, made this 3rd day of October, 1994, by and between AQUAPENN SPRING WATER COMPANY,
INC., a Pennsylvania Business Corporation, having its principal place of business at 3035 Research Drive, State College,
Pennsylvania (the "Company") and

         MATTHEW J. SUHEY, an individual having a principal office at 1942 Dale Avenue, Highland Park, Illinois, (the "Broker").


                             RECITALS

         A. On February 1, 1992, the parties hereto entered into a Sales Representative Agreement whereby Broker agreed to act as a sales representative of Company from the date of the agreement until January 31, 1999.

         B. The parties wish to herein terminate said Sales
Representative Agreement in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto, with the intent to be legally bound hereby, agree as follows:

         1. Termination of Agreement. Broker and Company hereby agree that the Sales Representative Agreement between the parties dated February 1, 1992 shall terminate upon the mutual agreement of the parties effective October 3, 1994.
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         2. Effect of Termination. By execution of this
Agreement, the Sales Representative Agreement shall become null and void and of no further force and effect provided, however, that

              a) Paragraph 5 prohibiting Broker from disclosing any trade secrets directly or indirectly or using them in any way, shall continue in full force and effect, and is hereby restated in its entirety and incorporated herein by this reference; and

              b) Paragraph 12 of the Agreement shall continue to be in full force and effect with regard to the effect of termination and is hereby restated in its entirety.

         3. Consideration. In consideration of the agreement to terminate the contract, the Company does hereby provide to Broker the option to purchase 450,000 shares of common stock of Company at a price of $1.14 per share. Broker shall be entitled to exercise this option to purchase some or all of the shares to which he is entitled for a period of ten (10) years from the execution of this Agreement (the "Option Period"). In the event that Broker has not exercised his option prior to the expiration of the Option Period, this option shall have no further force or effect. In the event of a stock split or reverse stock split, Broker will be eligible to an equitable adjustment in the class and number of shares and the purchase price to take into consideration such additional issuance. In addition, if the Company is a party to a merger and is not the survivor, the
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Company shall provide that the Broker shall be eligible to
purchase such number and types of shares as may be equitable under the circumstances.

         In consideration of the option granted hereunder, Broker shall not during the Option Period, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, own, operate, control, assist, or participate in any business that is in competition in any manner whatsoever with the business of the Company. The foregoing prohibitions shall not apply to ownership by Broker of less than five percent (5%) of the issued or outstanding stock of any company whose shares are listed for trading over any public exchange or the over-the-counter market provided that Broker does not control any such company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound hereby on the day and year first above-written.

ATTEST:                         AQUAPENN SPRING WATER
                                COMPANY, INC.


By: /s/ C.J. Wagner             By: /s/ Edward J. Lauth
    ---------------------           ---------------------
         Secretary                       President


WITNESS:

/s/ C.J. Wagner                 /s/ Matthew J. Suhey [SEAL]
    ---------------------       --------------------
                                Matthew J. Suhey